UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SIRONA DENTAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 26, 2007

Dear Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Sirona Dental Systems, Inc. (the “Company”), to be held on Tuesday, February 27, 2007, beginning at 10:00 a.m. New York time, at the Marriot New York East Side, 525 Lexington Avenue, New York, New York 10017.

Information about the meeting and the various matters on which the stockholders will vote is included in the Notice of Meeting and Proxy Statement which follow. Also included is a proxy card and postage-paid return envelope. Please sign, date and mail the enclosed proxy card in the return envelope provided, as promptly as possible, whether or not you plan to attend the meeting. A copy of the Company’s 2006 Annual Report is also enclosed for your review.

I look forward to greeting you personally at the meeting.

Sincerely,

Jost Fischer
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 27, 2007

TO THE STOCKHOLDERS OF SIRONA DENTAL SYSTEMS, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of Sirona Dental Systems, Inc. (the “Company”) will be held on Tuesday, February 27, 2007, beginning at 10:00 a.m. New York time, at the Marriot New York East Side, 525 Lexington Avenue, New York, New York 10017, for the following purposes:

1.                To elect three (3) directors to serve for three-year terms or until their respective successors are elected and qualified;

2.                To vote on approving the Sirona Dental Systems, Inc. Equity Incentive Plan;

3.                To vote on ratifying the selection of KPMG Deutsche Treuhand-Gesellschaft, Aktiengesellschaft, Wirtschaftspruefungsgesellschaft, Germany (“KPMG”) as the Company’s independent auditor for the fiscal year ending September 30, 2007; and

4.                To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of Common Stock as of the close of business on January 4, 2007 are entitled to notice of and to vote at the meeting and any adjournments thereof.

In accordance with Delaware law, a list of the holders of Common Stock entitled to vote at the 2006 Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of the Company, located at 30-00 47th Avenue, Long Island City, New York.

You Are Cordially Invited To Attend The Meeting. Whether Or Not You Plan To Attend The Meeting, Please Complete, Date And Sign The Enclosed Proxy And Return It Promptly In The Enclosed Envelope, Which Needs No Postage If Mailed In The United States. If You Later Desire To Revoke Your Proxy, You May Do So At Any Time Before It Is Exercised.

By Order of the Board of Directors,

Gregory P. Leahy
Secretary

Long Island City, New York
January 26, 2007

Sirona Dental Systems, Inc.

30-00 47th Avenue

Long Island City, New York 11101

(718) 482-2011

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 27, 2007

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We are sending you our proxy materials in connection with the solicitation of the enclosed proxy by the Board of Directors of Sirona Dental Systems, Inc. (the “Company”) for use at the 2006 Annual Meeting of Stockholders, and at any adjournments thereof.

Attending the Annual Meeting

The Annual Meeting will be held on February 27, 2007, at 10:00 a.m., New York time, at the Marriot New York East Side, 525 Lexington Avenue, New York, New York 10017 to consider the matters set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company’s Annual Report to Stockholders commencing on or about February 5, 2007.

Stockholders Entitled to Vote

Only stockholders of record of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on January 4, 2007 will be entitled to vote at the Annual Meeting. As of that date, a total of 54,650,283shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

Shares owned by the Company are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the Annual Meeting, please vote your shares in accordance with the instructions described above, even if you plan to attend the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Street Name Holders and Record Holders

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in “street name”, and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own Common Stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials, including a voting instruction card, from your broker, you should vote your shares by following the procedures specified on the voting instruction card. Shortly before the annual meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the annual meeting.

If you are the registered holder of shares, you are the record holder of those shares, and you should vote your shares as described below under “How Record Holders Vote.”

How Record Holders Vote

You can vote at the annual meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can always attend the annual meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

•       By telephone—You can vote by touch tone telephone by calling toll-free 1-800-PROXIES (1-800-776-9437), 24 hours a day, 7 days a week, and following the instructions on our proxy card;

•       By Internet—You can vote by Internet by going to the website www.voteproxy.com and following the instructions on our proxy card; or

•       By mail—You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may (i) vote for the election of all of our director nominees, (ii) withhold authority to vote for all of our director nominees, or (iii) vote for the election of one or more of our director nominees and withhold authority to vote for the other nominee(s), by so indicating on the proxy card. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the proposal to approve Sirona Dental Systems, Inc.’s Equity Incentive Plan. Similarly, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of the appointment of KPMG as the Company’s independent auditor.

If you vote by proxy without indicating your instructions, your shares will be voted FOR:

•       The election of our three director nominees;

•       The proposal to approve the Sirona Dental Systems, Inc. Equity Incentive Plan; and

•       The ratification of the appointment of KPMG as the Company’s independent auditor.

Revocation of Proxies

A stockholder may revoke a proxy at any time prior to its exercise (i) by giving to the Company’s Corporate Secretary a written notice of revocation of the proxy’s authority, (ii) by submitting a duly elected proxy bearing a later date, or (iii) by attending the Annual Meeting and voting in person.

The Vote Necessary for Action to be Taken

The nominees for director for three-year terms will be elected, provided that they receive the affirmative vote of a plurality of the shares present at the Annual Meeting, whether in person or by proxy. This means that, if a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee, or abstentions, and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

The affirmative vote of a majority of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the Sirona Dental Systems, Inc. Equity Incentive Plan and to ratify the selection of the Company’s independent auditor. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

Other Matters

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

CHANGE OF CONTROL OF THE COMPANY

On June 20, 2006, we completed the exchange transaction (the “Exchange”) as a result of which the Company acquired all of the issued and outstanding share capital of Sirona Holding GmbH (“Sirona”) and a promissory note issued by Sirona to Sirona Holdings Luxco S.C.A. (“Luxco”) in the original principal amount of EUR 150,992,464, in exchange for 36,972,480 shares of the Company’s Common Stock. As a result of the Exchange, Sirona became a subsidiary of the Company. The Exchange was approved by the Company’s stockholders at a special meeting of stockholders on June 14, 2006 and closed on June 20, 2006. In connection with the Exchange, we changed our name from Schick Technologies Inc. to Sirona Dental Systems, Inc. and changed our fiscal year end from March 31 to September 30.

The Exchange follows an earlier transaction whereby Luxco, a Luxembourg-based holding entity owned by funds managed by Madison Dearborn Partners, Beecken Petty O’Keefe, management and employees of Sirona, obtained control over the Sirona business. The transaction was effected by using new legal entities, Sirona Holding GmbH and its wholly owned subsidiary Sirona Dental Services GmbH to acquire 100% of the interest in Sirona Dental Systems Beteiligungs- und Verwaltungs GmbH, the former parent of the Sirona business, through a leveraged buy-out transaction (the ‘‘MDP Transaction’’). The MDP Transaction closed on June 30, 2005.

As of January 4, 2007, Luxco beneficially owned 36,972,480 shares of our outstanding Common Stock, comprising 67.7% of our outstanding Common Stock as of January 4, 2007. In this proxy statement, when we use the term “Luxco Manager” we are referring to Sirona Holdings S.A., which is the manager of Luxco. Please see “Security Ownership of Certain Beneficial Owners and Management” for further information regarding the beneficial ownership of the shares held by Luxco.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company is currently composed of ten members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Simone Blank, Timothy Sheehan and Timothy P. Sullivan are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Simone Blank, Timothy Sheehan and Timothy P. Sullivan for re-election and the three nominees have indicated a willingness to serve. The members of the two other classes of directors will continue in office for their existing terms. Upon the expiration of the term of a class of directors, the nominees for such class will generally be elected for three-year terms at the annual meeting of stockholders held in the year in which such term expires. A plurality of the shares of Common Stock present and voting at the Annual Meeting is necessary to elect the nominees for director.

The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Simone Blank, Timothy Sheehan and Timothy P. Sullivan, unless otherwise directed. In the event that any of the nominees become unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

Information concerning the nominees and incumbent directors whose terms will continue after the Annual Meeting is set forth below.

Nicholas W. Alexos (Term expiring at 2008 Annual Meeting)

Age 43, has served as a Director since the Exchange. Mr. Alexos serves as Chairman of the Finance Committee and member of the Nominating Committee of our Board of Directors. Mr. Alexos currently serves as a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries. Prior to co-founding Madison Dearborn Partners in 1993, Mr. Alexos was with First Chicago Venture Capital for four years. Previously, he was with The First National Bank of Chicago. Mr. Alexos concentrates on investments in the health care industry and, in addition to serving on the Board of Luxco Manager, currently serves on the Boards of Directors of Pierre Holding Corp., Boys and Girls Clubs of Chicago and Children’s Inner City Educational Fund. Mr. Alexos received a B.B.A. from Loyola University and an M.B.A. from the University of Chicago Graduate School of Business. Mr. Alexos is also a Certified Public Accountant.

David K. Beecken (Term expiring at 2008 Annual Meeting)

Age 60, has served as a Director since the Exchange and has served as Chairman of the Audit Committee and as a member of the Nominating Committee of our Board of Directors. Mr. Beecken currently serves as a Partner of Beecken Petty O’Keefe & Company, which is the General Partner of Beecken Petty O’Keefe Fund II, an investment limited partnership focused exclusively on private equity investments in healthcare. Prior to co-founding Beecken Petty O’Keefe in April 1996, Mr. Beecken was Senior Managing Director of ABN AMRO Incorporated, a broker-dealer, from February 1993 to March 1996. From 1989 to February 1993, Mr. Beecken was a Senior Vice President—Managing Director of First National Bank of Chicago. Mr. Beecken also serves on the Boards of Directors of DentalCare Partners, Inc., Scrips Products Corporation and Spryance, Inc. Mr. Beecken received a B.A. from the University of the South, an M.Sc. from the London School of Economics and an M.B.A. from the University of Chicago.

Simone Blank (Nominee for new term expiring at 2009 Annual Meeting)

Age 43, has served as our Executive Vice President and Chief Financial Officer and as a Director since the Exchange and, prior to that time, served as Executive Vice President and Chief Financial Officer of Sirona since July 1999. Prior to July 1999, Ms. Blank was an engagement manager in the merger and acquisition transaction group of PricewaterhouseCoopers after having gained extensive global financial experience as a certified public accountant and tax advisor. While working for PricewaterhouseCoopers, she was responsible for the financial due diligence team in the initial leveraged buy-out of Sirona. Ms. Blank holds a Masters Degree in Economics from the University of Duisburg, Germany.

Jost Fischer (Term expiring at 2008 Annual Meeting)

Age 51, has served as our Chairman, President and Chief Executive Officer and as a Director since the Exchange and, prior to that time, had served as President and Chief Executive Officer of Sirona since April 2002. From 1999 to 2001, Mr. Fischer was President and Chief Executive Officer of Hoermann Group, an international conglomerate in the telecommunication and automotive industry. Prior to joining Hoermann, he held two senior management positions with PWA (a European paper group), as Senior Vice President—Strategy and as President and Chief Executive Officer of PWA’s printing division from 1990 to 1994 before serving as President and Chief Executive Officer of PWA Dekor, the global market leader for decorative paper, from 1994 to 1997. From 1985 to 1990, Mr. Fischer was with Veka Group, where he led globalization of the private German building-supplies producer. From 1982 to 1985, he served as Controller for two divisions of TRW Inc. Europe. Mr. Fischer holds a Masters Degree in Economics from the University of Saarbruecken, Germany.

William K. Hood (Term expiring at 2007 Annual Meeting)

Age 83, has served as a Director since 2002. Prior to the Exchange Mr. Hood served as Chairman of our Board of Directors between June 2004 and June 2006. Prior to the Exchange he served as Chairman of the Audit Committee of the Board of Directors and is currently a member of the Audit Committee of the Board of Directors. He also has served as a member of the Executive Compensation Committee since May 2002 and as a member of the Nominating Committee since August 2004. Mr. Hood has been retired since 1996. From 1989 to 1996, Mr. Hood served as a Consultant to Harlyn Products, Inc. and as a member of its Board of Directors. From 1983 to 1988, he was Senior Vice-President of American Bakeries Company. From 1981 to 1983, Mr. Hood served as Dean of the Chapman University School of Business Management. From 1972 to 1980, he was President and Chief Executive Officer of Hunt-Wesson Foods, Inc. Mr. Hood is a Trustee of Chapman University.

Arthur D. Kowaloff (Term expiring at 2008 Annual Meeting)

Age 59, has served as a Director since 2004. Mr. Kowaloff has been a member of the Audit Committee of our Board of Directors since October 2004. Since the Exchange he has served on the Finance Committee and Nominating Committee of our Board of Directors. From October 2004 until the Exchange he served on the Executive Compensation Committee of our Board of Directors, and Chairman of the Special Litigation Committee from November 2004 until the Exchange. Mr. Kowaloff has been retired since 2003. From 1998 to 2003, Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. From 1991 to 1998, he was Chief Operating Officer and Senior Managing Director of Patricof & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently President and Director of the PBP Foundation of New York, a Director of the Orange County Capital Development Corporation and a member of the Board of Directors of the Orange County Regional Medical Center. Mr. Kowaloff holds a Juris Doctor degree from Yale Law School.

Harry M. Jansen Kraemer, Jr. (Term expiring at 2007 Annual Meeting)

Age 52, has served as a Director since the Exchange and is the Chairman of the Nominating Committee and member of the Executive Compensation Committee of our Board of Directors. Mr. Kraemer currently serves as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries. He is a Clinical Professor of Management & Strategy at North Western University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of directors of Science Applications International Corporation (SAIC) and on the board of trustees of Lawrence University, Northwestern University, the Conference Board and Evanston Northwestern Healthcare. He is a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Dean’s Advisory Board of Johns Hopkins Bloomberg School of Public Health, and the Advisory Board of LEK Consulting. He is a member of the Business Council, the Commercial Club of Chicago, the Chicago Council on Global Affairs, the Executives Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable and the Healthcare Leadership Council. Mr. Kraemer received a B.A. from Lawrence University and an M.B.A. from the Kellogg School of Management at Northwestern University and is a certified public accountant.

Timothy D. Sheehan (Nominee for a new term expiring at 2009 Annual Meeting)

Age 34, has served as a Director since the Exchange and is a member of the Nominating Committee of our Board of Directors. Mr. Sheehan is currently a Director at Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries. Prior to joining Madison Dearborn Partners in July 1995, Mr. Sheehan was with Salomon Brothers, Inc. from July 1993 to July 1995. Mr. Sheehan concentrates on investments in the health care industry and currently serves on the Board of Directors of Valitas Health Services, Inc.

Jeffrey T. Slovin (Term expiring at 2007 Annual Meeting)

Age 41, has served as our Executive Vice President and Chief Operating Officer of U.S. Operations since the Exchange and, prior to that time, served as Schick’s Chief Executive Officer since June 15, 2004 and as Schick’s President since December 1999. He has also served as a Director since December 1999. In addition, from November 2001 to June 15, 2004, Mr. Slovin served as Schick’s Chief Operating Officer. From 1999 to November 2001, Mr. Slovin was a Managing Director of Greystone & Co., Inc. From 1996 to 1999, he served in various executive capacities at Sommerset Investment Capital LLC, including Managing Director, and as President of Sommerset Realty Investment Corp. During 1995, Mr. Slovin was a Manager at Fidelity Investments Co. From 1991 to 1994, he was Chief Financial Officer of SportsLab U.S.A. Corp. and, from 1993 to 1994, was also President of Sports and Entertainment Inc. From 1987 to 1991, Mr. Slovin was an associate at Bear Stearns & Co., specializing in mergers and acquisitions and corporate finance. Mr. Slovin is currently a member of the Board of Fellows of the Harvard School of Dental Medicine, and a member of the Young President’s Organization. Mr. Slovin holds an M.B.A. degree from Harvard Business School.

Timothy P. Sullivan (Nominee for a new term expiring at 2009 Annual Meeting)

Age 49, has served as a Director since the Exchange and is the Chairman of the Executive Compensation Committee and a member of the Finance Committee and Nominating Committee of our Board of Directors. Mr. Sullivan currently serves as a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries. Prior to co-founding Madison Dearborn Partners in 1993, Mr. Sullivan was with First Chicago Venture Capital for three years after having served in the U.S. Navy. Mr. Sullivan concentrates on investments in the health care industry and, in addition to serving on the Board of Luxco Manager, currently serves on the Board of Valitas Health Services, Inc. Mr. Sullivan is also a member of the Northwestern University WAVE Board of Advisors and is on the Board of Trustees of Cristo Rey Jesuit High School and Northlight Theatre. Mr. Sullivan received a B.S. from the United States Naval Academy, an M.S. from the University of Southern California and an M.B.A. from the Stanford University Graduate School of Business.

In addition to Mr. Fischer, Ms. Blank and Mr. Slovin, our executive officers include Mr. Theo Haar. Information concerning the business experience of Mr. Haar follows.

Theo Haar (Executive Vice President Human Resources and Services)

Age 59, has served as Executive Vice President Human Resources and Services since the Exchange. In May 1998, Mr. Haar joined Sirona as Human Resources Director after acquiring 31 years of experience in various Human Resources management functions, including with ITT for 17 years, and later with Porsche for 11 years. Since joining Sirona in 1998 he has taken a decisive role in completing the carve-out of our business from Siemens and in executing subsequent organizational restructurings. Reporting to him are the departments of Personal Administration and Accounting, Human Resources Development, the Dental Academy, Works Logistics, Customer Service and Marketing Support.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES.

Board Committees and Meetings

Our current board was elected on June 21, 2006 in connection with the completion of the Exchange and held two meetings in fiscal 2006. Our previous board held 10 meetings in fiscal 2006. All of those who were members of the board at the time of our 2005 Annual Meeting of stockholders attended our last annual meeting. The Board currently has an Audit Committee, an Executive Compensation Committee, and a Nominating Committee. The Board has determined that Messrs. Hood, Kowaloff and Beecken are independent directors, as such term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The following table provides membership information as of September 30, 2006 for each of our Board committees:

Name	Audit		Compensation		Nominating
Nicholas W. Alexos					X
David K. Beecken	X	*			X
Simone Blank
Jost Fischer
William K. Hood	X		X		X
Arthur D. Kowaloff	X				X
Harry M. Jansen Kraemer, Jr.			X		X	*
Timothy D. Sheehan					X
Jeffrey T. Slovin
Timothy P. Sullivan			X	*	X

*                    Committee Chairperson

Below is a description of each committee of our Board and information regarding committee meetings held in fiscal 2006.

Audit Committee.   The Audit Committee currently consists of three independent directors. The Audit Committee Charter requires that all of its members be “independent directors,” as such term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

The primary functions of the Audit Committee are to serve as an independent and objective party to oversee our accounting and financial reporting processes and internal control system; to pre-approve all auditing and non-auditing services to be provided by our independent auditor; to review and oversee the audit efforts of our independent auditor; and to provide an open avenue of communication among the independent auditor, financial and senior management and our Board. The Audit Committee has responsibility and authority, among other matters, to review with our management any financial information filed with the SEC or disseminated to the public; to establish and maintain procedures for receiving and treating complaints regarding accounting, internal accounting controls and auditing matters, and for the confidential anonymous submission by employees of concerns regarding these matters; to appoint, determine funding for and oversee our independent auditor; to review, in consultation with the independent auditor and our accounting personnel, the integrity of our financial reporting processes; and to review in advance any proposed transaction between us and any related party. A copy of our Audit Committee Charter can be found on our corporate website at www.sirona.com. The Audit Committee met five times during the fiscal year ended September 30, 2006.

Executive Compensation Committee.   The Executive Compensation Committee has oversight responsibility relating to the compensation of our executive officers and the administration of awards under our 1996 Stock Option Plan and will have oversight responsibility for the proposed Sirona Dental Systems, Inc. Equity Incentive Plan. Because the Company is a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we are not required to have an executive compensation committee that is comprised solely of independent directors. The Executive Compensation Committee met once during the fiscal year ended September 30, 2006. A copy of our Executive Compensation Committee Charter can be found on our corporate website at www.sirona.com.

Nominating Committee.   The Nominating Committee was established by resolution of our Board on August 3, 2004. The function of the Nominating Committee is to establish criteria for selecting candidates for nomination to our Board, actively seek candidates who meet those criteria, and to recommend nominees to our Board. The Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields and who possess the skills and expertise to make a significant contribution to our Board, us and our stockholders. Director nominees should have relevant business or other experience, knowledge about issues affecting us and the ability and willingness to apply sound and independent business judgment. Because the Company is a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we are not required to have a nominating committee that is comprised solely of independent directors. The Nominating Committee will consider nominees for election or appointment to our Board that are recommended by stockholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompanies the recommendations. Such recommendations should be submitted in writing to the attention of the Nominating Committee, c/o Corporate Secretary, Sirona Dental Systems, Inc., 30-00 47th Avenue, Long Island City, NY 11101 and should not include self-nominations. The Nominating Committee did not meet during the fiscal year ended September 30, 2006. A copy of our Nominating Committee Charter can be found on our corporate website at www.sirona.com.

Attendance at Board and Committee Meetings.   Each of our directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the fiscal year.

Code of Ethics

On June 2, 2004, by resolution of our Board, we adopted a code of ethics governing the conduct of our personnel, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the current code of ethics is available on our website at www.sirona.com. In addition, a free copy of the code may be obtained by stockholders upon request by contacting Gregory Leahy, General Counsel of the Company, at (718) 482-2011.

In the event that any amendment is made to the code of ethics, and such amendment is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we shall disclose the nature of any such amendment on our website within four business days following the date of the amendment. In the event that we grant a waiver, including an implicit waiver, from a provision of the code of ethics, to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we shall disclose the nature of any such waiver, including the name of the person to whom the waiver is granted and the date of such waiver, on our website within four business days following the date of the waiver. Our website address is www.sirona.com.

Stockholder Communications with the Board of Directors

Historically, we have not adopted a formal process for stockholder communications with our Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to our Board has been excellent, and to date, we have not considered it necessary to adopt a formal process. Nevertheless, during the upcoming year the Board will continue to monitor whether it would be appropriate to adopt a formal process for stockholder communications with the Board.

Report of the Audit Committee of the Board of Directors

Our Audit Committee is currently composed of three directors, Messrs. Beecken (who serves as Chairman), Hood and Kowaloff, all of whom are independent directors as such term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. In addition, our Board has determined that each of Messrs. Hood and Kowaloff are “audit committee financial experts,” as defined by the SEC. The Audit Committee operates under a written charter that was adopted by our Board on June 30, 2002 and amended on April 9, 2003, June 2, 2004 and on January 25, 2007. A copy of the Audit Committee Charter is available on our website at www.sirona.com.

Pursuant to the Audit Committee charter, the primary functions of the Audit Committee include: to serve as an independent and objective party to oversee our accounting and financial reporting processes and internal control system; to pre-approve all auditing and non-auditing services to be provided by our independent auditor; to review and oversee the audit efforts of our independent auditor; and to provide an open avenue of communication among the independent auditor, financial and senior management and our Board.

The Audit Committee has responsibility and authority, among other matters, to review with our management any financial information filed with the SEC or disseminated to the public; to establish and maintain procedures for receiving and treating complaints regarding accounting, internal accounting controls and auditing matters, and for the confidential anonymous submission by employees of concerns regarding these matters; to appoint, determine funding for and oversee our independent auditor; to review, in consultation with the independent auditor and our accounting personnel, the integrity of our financial reporting processes; and to review in advance any proposed transaction between us and any related party.

In executing its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements with our management. The Audit Committee has also discussed with the Company’s independent auditor the overall scope and plans for their respective audits. Furthermore, the Audit Committee has discussed with our independent auditor the matters required to be discussed by SAS 61, as amended. In addition, the Audit Committee has received written disclosures and a letter from our independent auditor delineating all relationships between them and us, consistent with Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”), and has discussed with them matters pertaining to their independence. The Audit Committee also considered whether the additional services unrelated to audit services performed by KPMG during the fiscal year ended September 30, 2006 were compatible with maintaining their independence in performing their audit services. In addition, the Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for 2006 for filing with the SEC. The Audit Committee and Board of Directors have also recommended the selection of KPMG as our independent auditor for the fiscal year ending September 30, 2007.

The Audit Committee met five times during the fiscal year ended September 30, 2006.

From the members of the Audit Committee of Sirona Dental Systems, Inc.:

David K. Beecken, Chairman
William K. Hood
Arthur D. Kowaloff

PROPOSAL 2—TO APPROVE THE SIRONA DENTAL SYSTEMS, INC. EQUITY INCENTIVE PLAN

The shareholders are being asked to approve the Sirona Dental Systems, Inc. Equity Incentive Plan (the “Equity Incentive Plan”). The Company’s current 1996 Stock Option Plan has expired for purposes of issuing new grants. The Board has approved the Equity Incentive Plan, subject to approval from the shareholders at the Annual Meeting. The 1996 Stock Option Plan, however, will continue to govern awards previously granted under that plan.

The Board believes that long-term incentive compensation programs align the interests of management, employees and the shareholders to create long-term shareholder value. The Board believes that plans such as the Equity Incentive Plan increase the Company’s ability to achieve this objective, especially, in the case of the Equity Incentive Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help the Company to recruit, reward, motivate and retain talented personnel.

The Board believes strongly that the approval of the Equity Incentive Plan is essential to the Company’s continued success. In particular, the Board believes that the Company’s employees are its most valuable assets and that the awards permitted under the Equity Incentive Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company competes. Such awards also are crucial to the Company’s ability to motivate employees to achieve its goals.

A general description of the principal terms of the Equity Incentive Plan approved by the Board of Directors is set below. This description is qualified in its entirety by the terms of the Equity Incentive Plan set forth in Appendix A.

Administration

The Equity Incentive Plan will be administered by the Executive Compensation Committee of our Board. Our Board may, however, at any time resolve to administer the Equity Incentive Plan. Subject to the specific provisions of the Equity Incentive Plan, the Executive Compensation Committee is authorized to select persons to participate in the Equity Incentive Plan, determine the form and substance of grants made under the Equity Incentive Plan to each participant, to modify the terms of the grants made under the plan and otherwise make all determinations for the administration of the Equity Incentive Plan.

Participation

Individuals who will be eligible to participate in the Equity Incentive Plan will be directors (including non-employee directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, us or our subsidiaries.

Type of Awards

The Equity Incentive Plan will provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, other stock-based awards and performance awards. Performance awards may be based on the achievement of certain business or personal criteria or goals, as determined by the Executive Compensation Committee.

Available Shares

An aggregate of 2,275,000 shares of our Common Stock will initially be reserved for issuance under the Equity Incentive Plan, subject to certain adjustments reflecting changes in our capitalization. As grants made under the Equity Incentive Plan will be made in the discretion of the Executive Compensation Committee of our Board, the recipients, value and amount of awards are not determinable. On December 6, 2006, the Executive Compensation Committee granted options to purchase 525,000 shares of Common Stock to 114 employees, subject to stockholder approval of the Equity Incentive Plan. If any grant under the Equity Incentive Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld shares will thereafter be available for further grants under the Equity Incentive Plan unless, in the case of options granted under the Equity Incentive Plan, related SARs are exercised. Subject to certain adjustments reflecting changes in our capitalization, the maximum number of shares of Common Stock with respect to which options or stock appreciation rights or other stock-based awards that are contingent upon achieving performance goals established in accordance with Section 162(m) of the Internal Revenue Code (or any combination of such awards) may be granted under the Equity Incentive Plan during any calendar year to any one participant is 750,000 shares.

Option Grants

Options granted under the Equity Incentive Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options, as the Executive Compensation Committee may determine. The exercise price per share for each option will be established by the Executive Compensation Committee, except that the exercise price of any option may not be less than 100% of the fair market value of a share of Common Stock as of the date of grant of the option. In the case of the grant of any incentive stock option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all of our classes of stock then outstanding, the exercise price may not be less than 110% of the fair market value of a share of Common Stock as of the date of grant of the option.

Terms of Options

The term during which each option may be exercised will be determined by the Executive Compensation Committee, but if required by the Internal Revenue Code and except as otherwise provided in the Equity Incentive Plan, no option will be exercisable in whole or in part more than ten years from the date it is granted, and no incentive stock option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all of our classes of stock will be exercisable more than five years from the date it is granted. All rights to purchase shares pursuant to an option will, unless sooner terminated, expire at the date designated by the Executive Compensation Committee. The Executive Compensation Committee will determine the date on which each option will become exercisable and may provide that an option will become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Executive Compensation Committee. Prior to the exercise of an option and delivery of the shares represented thereby, the optionee will have no rights as a stockholder, including any dividend or voting rights, with respect to any shares covered by such outstanding option. If required by the Internal Revenue Code, the aggregate fair market value, determined as of the grant date, of shares for which an incentive stock option is exercisable for the first time during any calendar year under all of our equity incentive plans may not exceed $100,000.

Stock Appreciation Rights

SARs entitle a participant to receive the amount by which the fair market value of a share of our Common Stock on the date of exercise exceeds the grant price of the SAR. SARs may be granted alone or to any optionee in tandem. No SAR may be exercised unless the fair market value of a share of our Common Stock on the date of exercise exceeds the grant price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. The grant price and the term of an SAR will be determined by the Executive Compensation Committee, however the grant price shall not be less than 100% of the fair market value of a share of Common Stock as of the date of grant. Furthermore, no SAR may have a term exceeding ten years.

Termination of Options and SARs

Unless otherwise determined by the Executive Compensation Committee, and subject to certain exemptions and conditions, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for us for any reason other than death, disability, retirement or termination for cause, all of the participant’s options and SARs that were exercisable on the date of such cessation will remain exercisable for, and will otherwise terminate at the end of, a period of 90 days after the date of such cessation. In the case of death or disability, all of the participant’s options and SARs that were exercisable on the date of such death or disability will remain so for a period of 180 days from the date of such death or disability. In the case of retirement, all of the participant’s options and SARs that were exercisable on the date of retirement will remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of retirement. In the case of a termination for cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for us for any reason, all of the participant’s options and SARs will expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

Restricted Stock and Deferred Shares

Restricted stock is a grant of shares of our Common Stock that may not be sold or disposed of, and that may be forfeited in the event that a participant ceases to be a director, officer, employee or otherwise perform services for us for reasons other that death, disability or retirement prior to the end of a restricted period set by the Executive Compensation Committee. A participant granted restricted stock generally has all of the rights of a stockholder, unless the Executive Compensation Committee determines otherwise. An award of deferred shares confers upon a participant the right to receive shares of our Common Stock at the end of a deferral period set by the Executive Compensation Committee, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of the deferral period. Prior to settlement, an award of deferred shares carries no voting or dividend rights or other rights associated with share ownership.

Dividend Equivalents

Dividend equivalents confer the right to receive, currently or on a deferred basis, cash, shares of our Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of our Common Stock. Dividend equivalents may be granted alone or in connection with another award, and may be paid currently or on a deferred basis. If deferred, dividend equivalents may be deemed to have been reinvested in additional shares of our Common Stock, awards or other investment vehicles and subject to restrictions and risk of forfeiture as determined by the Executive Compensation Committee.

Other Stock-Based Awards

The Executive Compensation Committee is authorized to grant other awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our Common Stock, under the Equity Incentive Plan. These awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon our performance as a company or any other factors designated by the Executive Compensation Committee. The Executive Compensation Committee will determine the terms and conditions of these awards.

Performance Awards

As described in more detail below, the Executive Compensation Committee may make performance awards payable in cash, shares of our Common Stock or other awards, subject to the achievement of certain performance goals. The performance goals shall consist of one or more business criteria and a targeted level or levels of performance against such criteria, or other personal or business goals or objectives as the Executive Compensation Committee shall determine. Achievement of the performance goals is measured by the Executive Compensation Committee which may alter or adjust performance goals at its discretion. The Executive Compensation Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals as determined by the Executive Compensation Committee. The Executive Compensation Committee will determine the circumstances under which performance awards shall be paid or forfeited during the performance period or prior to settlement of a performance award.

With respect to performance awards that are intended to be treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Executive Compensation Committee shall, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service, in writing, (i) designate one or more participants, (ii) select the performance criteria applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and

(d) specify the relationship between the performance criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. The performance goals may be based on such factors including but not limited to: (a) revenue, (b) earnings per share of our Common Stock, (c) net income per share of our Common Stock, (d) Price of a share of our Common Stock, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or such other criteria as the Executive Compensation Committee may determine. The Executive Compensation Committee may determine performance goals in respect of the performance of the Company, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range.

Amendment of Outstanding Awards and Amendment/Termination of Plan

The Board or the Executive Compensation Committee may amend or terminate the Equity Incentive Plan at any time without approval from our stockholders, however, no amendment will become effective without the prior approval of our stockholders if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, under provisions of Section 422 of the Internal Revenue Code or by any listing requirement of the principal stock exchange on which our Common Stock is then listed.. The Executive Compensation Committee may amend the terms of any outstanding award under the plan, including, without limitation, the ability to reduce the exercise price of any options or SARS or to accelerate the dates on which they become exercisable or vest, at any time without approval from our stockholders. Unless previously terminated by the Board or the Executive Compensation Committee, the Equity Incentive Plan will terminate on the tenth anniversary of its adoption. No termination of the Equity Incentive Plan will materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Equity Incentive Plan.

Tax Matters with Respect to Section 409A of the Code

All grants made under the Equity Incentive Plan are intended to avoid the inclusion of amounts with respect to any grants as deferred compensation of any participant under Section 409A of the Code. However, the company  does not make nor shall make any representations or warranties with respect to the application of Section 409A of the Code to the grants, and by the acceptance of any grant, each participant agrees to accept the potential application of Section 409A of the Code to the grant and any other tax consequences of the issuance, vesting, ownership, exercise, modification, adjustment and disposition of the grant and agrees that the company will have no liability to the participant with respect to such application.

U.S. Tax Aspects

The following is a brief description of the federal income tax consequences generally arising with respect to awards of options under the Equity Incentive Plan.

The grant of an option gives rise to no tax consequences for the participant or the Company. The exercise of an option has different tax consequences depending on whether the option is an incentive stock option or a non-qualified option. On exercising an incentive stock option, the participant recognizes no income for regular income tax purposes, but the option spread is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the participant recognizes ordinary income equal to the excess, on the date of exercise, of the fair market value of the shares of our Common Stock acquired on exercise of the option over the exercise price.

The disposition of shares of our Common Stock acquired on exercise of an option may have different tax consequences depending on whether the option is an incentive stock option or a non-qualified option and the timing of the disposition. On a disposition of shares of our Common Stock acquired on exercise of an incentive stock option before the participant has held those shares for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “ISO holding periods”), the participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the shares of our Common Stock on the date of exercise of the incentive stock option over the exercise price and (ii) the excess of the amount realized on the disposition of those shares of our Common Stock over the exercise price. On a disposition of shares of our Common Stock acquired on the exercise of a non-qualified option or on exercise of an incentive stock option when the ISO holding periods have been met, the participant will recognize capital gain or loss equal to the difference between the sales price and the participant’s tax basis in the shares of our Common Stock. That gain or loss will be long-term if the shares have been held for more than one year as of the date of disposition. The participant’s tax basis in the shares of our Common Stock acquired upon the exercise of an option generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the exercise of the option.

Section 409A of the Code provides that participants in certain “deferred compensation” arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered “deferred compensation” for purposes of Section 409A unless certain requirements are met. We expect that options granted under the Equity Incentive Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

We generally will be entitled to a tax deduction equal to the amount that the participant recognizes as ordinary income in connection with the exercise of an option. We are not entitled to a tax deduction relating to any amount that constitutes a capital gain for a participant. Accordingly, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of our Common Stock for the ISO holding periods prior to disposing of those shares.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1 million paid in any taxable year to the company’s chief executive officer or any of its other four highest compensated officers (a “covered employee”). Compensation that qualifies as “performance-based compensation”, however, is excluded from the $1 million deductibility cap. We intend that options granted to employees whom the Executive Compensation Committee expects to be covered employees at the time a deduction arises in connection with the awards to qualify as “performance-based compensation” so that deductions with respect to options will not be subject to the $1 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that options granted under the Equity Incentive Plan will qualify as “performance based compensation” so that deductions are not limited by Section 162(m) of the Code.

Section 280G of the Code provides special rules in the case of golden parachute payments. Those rules could apply if, on a change in control of the Company, the acceleration of options or other awards held by a participant who is an officer, director or highly-compensated individual with respect to the Company, and any other compensation paid to the participant that is contingent on a change in control of the Company and have a present value of at least three times the participant’s average annual compensation from the Company over the prior five years (the “average compensation”). In that event, the contingent compensation that exceeds the participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by the Company and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the participant.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Equity Incentive Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Equity Incentive Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan should consult a tax adviser as to the tax consequences of participation.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock, present or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to approve the Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE EQUITY INCENTIVE PLAN.

PROPOSAL 3—SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of our Board has selected KPMG as independent auditor for the fiscal year ending September 30, 2007 and has further directed that management submit the selection of independent auditor for ratification by the stockholders at the Annual Meeting. A proposal to ratify the appointment of KPMG will be presented at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and will be available to answer questions from stockholders.

Neither our By-laws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent auditor. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditor at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.

CHANGE IN INDEPENDENT AUDITORS

In connection with the Exchange, the historical financial statements of Sirona became the historical financial statements of the Company. On June 22, 2006, the Company’s Audit Committee unanimously approved KPMG, Sirona’s independent auditor prior to the Exchange, as the Company’s independent auditor and approved the dismissal of Grant Thornton.

Grant Thornton LLP

Grant Thornton’s reports on Schick Technologies, Inc.’s financial statements as of and for each of its two fiscal years ended March 31, 2006 and 2005 contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and Grant Thornton in connection with the audits of Schick Technologies, Inc.’s financial statements as of and for each of its two fiscal years ended March 31, 2006 and 2005, or during the period through June 21, 2006 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its reports on Schick Technologies, Inc.’s financial statements as of and for each of its two fiscal years ended March 31, 2006 and 2005.

There were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, during either (i) Schick Technologies, Inc.’s fiscal years ended March 31, 2006 and 2005 or (ii) the period through June 21, 2006.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has provided Grant Thornton with a copy of this Report and Grant Thornton has provided the Company with a response addressed to the Securities and Exchange Commission as to Grant Thornton’s agreement with the statements made in this Item 4.01 relating to Grant Thornton.

KPMG

As mentioned above, in connection with the Exchange, the Company’s Audit Committee unanimously approved KPMG as the Company’s independent auditor.

Since KPMG was the independent auditor of Sirona, the accounting acquirer, and the registrant’s historical financial statements are the historical financial statements of the Company, Sirona consulted with KPMG regarding the accounting for the Exchange. However, those discussions were neither a condition to the Exchange nor a condition of approving the appointment of KPMG as the Company’s independent auditor.

The Company did not consult with KPMG, either during Schick Technologies, Inc.’s two fiscal years ended March 31, 2006 and 2005 or the period through June 21, 2006, with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement or a “reportable event.”

AUDITOR’S FEES

KPMG

The aggregate fees billed for professional services rendered for the Company by KPMG, the Company’s independent auditor, for the years ended September 30, 2006 and 2005 in thousands were:

	2006	2005
	(in thousands)
Audit Fees	$1,121.5	$304.3
Audit-Related Fees	810.8	83.7
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,932.3	$388.0

“Audit Fees” include fees billed for professional services and expenses relating to the audit of our consolidated financial statements for the respective years. For 2006, Audit Fees also include fees for professional services and expenses relating to the reviews of our quarterly financial statements for the quarter ended June 30, 2006, reviews of our September 30, 2006 Annual Report on Form 10-K and June 30, 2006 Interim Report on Form 10-Q, the attestation required by Section 404 of the Sarbanes-Oxley Act and various accounting consultations related to new transactions occurring within the fiscal year.

“Audit-Related Fees” include fees billed to the Company in the respective fiscal year for professional services and expenses related to the Exchange and reviews of the related Form 8-K and proxy filings with the U.S. Securities and Exchange Commission.

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services provided by KPMG following its appointment as independent auditor as of June 22, 2006 were submitted to and approved by the Audit Committee prior to KPMG commencing work. Requests for all non-audit related services require pre-approval from the entire Audit Committee. A schedule of approved services is then reviewed and approved by the entire Audit Committee at each Audit Committee meeting.

Grant Thornton LLP

The aggregate fees billed for professional services rendered for the Company by Grant Thornton LLP, the Company’s former independent auditor, for the interim period from April 1, 2006 until June 22, 2006 and for the years ended March 31, 2006 and 2005 in thousands were:

	Interim Period	2006	2005
	(in thousands)
Audit Fees	—	$420.0	$419.0
Audit-Related Fees	—	20.0	9.0
Tax Fees	—	—	—
All Other Fees	—	—	—
Total Fees	—	$440.0	$432.0

“Audit Fees” include time billed to the Company for professional services and expenses relating to the audit of our consolidated financial statements for the years ended March 31, 2006 and 2005, as well as fees related to the review of our consolidated financial statements included in our Form 10-Q for fiscal 2006 and 2005, accounting consultations and review of documents filed with the SEC. The audit fees billed for the year ended March 31, 2006 and 2005 included $130,000 and $150,000, respectively, for the attestation required by Section 404 of the Sarbanes-Oxley Act.

“Audit related fees” include time billed to the Company for professional services and expenses relating to the performance of the audit or review of our financial statements.

“Tax fees” include time billed to the Company for professional services and expenses principally related to tax planning, tax consulting and tax compliance.

No other professional services were rendered or fees were billed by Grant Thornton LLP for the interim period from April 1, 2006 until June 22, 2006 and for the years ended March 31, 2006 and 2005.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor KPMG, for the period from June 22, 2006 through September 30, 2006. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services, other than the audit services, by KPMG, is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

OTHER INFORMATION FOR THE ANNUAL MEETING OF
SIRONA’S STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 4, 2007, certain information regarding the ownership of the Common Stock of the company by (1) each of our executive officers and directors; (2) all of our executive officers and directors as a group; and (3) persons who are beneficial owners of more than five percent of our Common Stock:

	Number of Shares	Percentage of
Name	Beneficially Owned (1)	Outstanding Shares
Sirona Holdings Luxco S.C.A. and certain affiliates(2)	36,972,480	67.7%
Jost Fischer(3)	—	—
Jeffrey T. Slovin(4)	1,421,195	2.6
Simone Blank(3)	—	—
Theo Haar(3)	—	—
Nicholas W. Alexos(5)	36,972,480	67.7
David K. Beecken(6)	—	—
William K. Hood	71,246	*
Arthur D. Kowaloff(7)	30,000	*
Harry M. Jansen Kraemer, Jr.(8)	—	—
Timothy D. Sheehan(5)	—	—
Timothy P. Sullivan(5)	36,972,480	67.7
All current executive officers and directors as a group (11 persons)(9)	38,494,921	69.7

* Less than 1%

(1)         Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of January 4, 2007 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)         The offices of Luxco are located at 10, rue Henri M. Schnadt L-2530 Luxembourg. Luxco Manager is the sole manager of Luxco and may therefore be deemed the beneficial owner of the shares, and its offices are located at 10, rue Henri M. Schnadt, L-2530 Luxembourg. MDCP IV Global Investments LP is the controlling shareholder of Sirona Holdings S.A. (“Luxco Manager”) and may therefore be deemed the beneficial owner of the shares, and its offices are located at c/o Walkers SPV Limited, Walker House, P.O. Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands. MDP IV Global GP, LP is the sole general partner of MDCP IV Global Investments LP and may therefore be deemed the beneficial owner of the shares, and its offices are located at c/o Walkers SPV Limited, Walker House, P.O. Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands. MDP Global Investors Limited is the sole general partner of MDP IV Global GP, LP and may therefore be deemed the beneficial owner of the shares, and its offices are located at c/o Walkers SPV Limited, Walker House, P.O. Box 908GT, Mary Street, George Town, Grand Cayman, Cayman Islands. A majority of the following members of MDP Global Investors Limited have the authority to vote or dispose of the shares held by MDCP IV Global Investments LP: John A. Canning, Jr., Paul J. Finnegan, Samuel M. Mencoff, Paul R. Wood, Benjamin D. Chereskin, Justin S. Huscher, James N. Perry, Jr., Thomas R. Reusche, Timothy P. Sullivan, Nicholas W. Alexos, Robin P. Selati, Gary J. Little GST Exempt Marital Trust, David F. Mosher and Thomas Souleles. Each of the members of MDP Global Investors Limited and each of MDCP IV Global Investments LP, MDP IV Global GP, LP and MDP Global Investors Limited disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein. The address for each of the members of MDP Global Investors Limited is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, Chicago, Illinois 60602.

(3)         Although Ms. Blank, Mr. Fischer and Mr. Haar do not have voting or dispositive power with respect to the securities held by Luxco, each has an indirect ownership interest in Luxco of approximately 6.9%, 10.3% and 1.6%, respectively, on a fully diluted basis (including Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares and other Luxco securities convertible into the foregoing).

(4)         Includes 560,755 shares issuable upon the exercise of options granted to Mr. Slovin.

(5)         Each of Messrs. Sullivan and Alexos, as members of MDP Global Investors Limited, may be deemed to share beneficial ownership of the securities held by Sirona Holdings, by Luxco. See note (2) above. Messrs. Sullivan and Alexos disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest therein. Mr. Sheehan is a Director of Madison Dearborn Partners, LLC and his address is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, Chicago, Illinois 60602.

(6)         David Beecken is a Partner in Beecken Petty O’Keefe & Company. Although neither Mr. Beecken nor Beecken Petty O’Keefe & Company has voting or dispositive power with respect to the securities held by Luxco, Mr. Beecken and Beecken Petty O’Keefe & Company have indirect ownership interests in Luxco of approximately 0.3% and 6%, respectively, on a fully diluted basis (including Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares and other Luxco securities convertible into the foregoing).

(7)         Consists of 30,000 shares issuable upon the exercise of stock options granted to Mr. Kowaloff pursuant to the 1997 Directors Stock Option Plan.

(8)         Although Mr. Kraemer does not have voting or dispositive power with respect to the securities held by  Luxco, he does have an indirect ownership interest in Luxco of approximately 0.5% on a fully diluted basis (including Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares and other Luxco securities convertible into the foregoing).

(9)         Includes 590,755 shares issuable upon exercise of options held by current executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during fiscal 2006. Our officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and  representations that no other reports were required, during the fiscal year ended September, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Compensation of Directors

Directors who are also our paid employees are not separately compensated for any services they provide as directors. In fiscal 2006 but prior to the Exchange, each of our directors who was not a paid employee received an annual retainer of  $10,000 as well as $1,000 for each Board meeting attended in person and $1,000 for each Audit Committee  meeting attended in person. In addition to the foregoing payments, each chairman of the Audit and Executive Compensation Committees received an annual retainer of $5,000, each member of the Audit Committee received an annual retainer of $5,000, and the former Chairman of the Board of Directors received an annual retainer of $30,000 prior to the Exchange. We were permitted to, but did not, pay such fees in Common Stock. In fiscal 2006, after the Exchange, only those non-employee directors designated as outside directors (“Outside Directors”) by the Board were eligible to receive an annual retainer. Each Outside Director shall be paid an annual retainer of $10,000 as well as $1,000 for each Board or Committee meeting attended in person. In addition to the foregoing payments, each Outside Director who serves as a Member of the Audit Committee shall receive an annual retainer of $5,000 and the Chairman of the Audit Committee, provided that he is an Outside Director, shall receive an annual retainer of $5,000. The Board has designated as Outside Directors Messrs. Beecken, Hood, Kowaloff and Kraemer.

On June 21, 2006, each Outside Director received an award of 15,000 options to purchase shares of Common Stock pursuant to the Company’s 1997 Stock Option Plan for Non-Employee Directors. The Options vest as follows: 5,000 options vest on June 21, 2007; an additional 5,000 options vest on June 21, 2008; and the final 5,000 options vest on June 21, 2009. The exercise price for the options was $42.50, which represented the fair market value of the Company’s Common Stock on June 21, 2006.

Executive Compensation

As indicated under “Change of Control of the Company,” we changed our fiscal year end from March 31 to September 30 in connection with the Exchange. The following table provides compensation of executive officers for the interim period beginning April 1, 2006 and ending on September 30, 2006, and for the years ending on March 31, 2006, 2005 and 2004. During this reporting period, none of the named executive officers received any restricted stock awards or long-term incentive payouts.

SUMMARY COMPENSATION TABLE

						Long-Term
		Annual Compensation				Compensation Awards
					Other
Name and Principal	Fiscal Year/Portion				Annual Compensa-	Securities Underlying	All Other Compensa-
Position	of the year	Salary ($)	Bonus ($)		tion(1)	Options(2)	tion($)
Jost Fischer(3)(4) Chairman, President and Chief Executive Officer	period from 4/1/06-9/30/06	$239,234	$375,000	(5)	—	—	6,426	(6)
Simone Blank(7)(4)	period from
Executive Vice President and	4/1/06-9/30/06	151,895	211,640	(5)	—	—	7,210	(6)
Chief Financial Officer and Director
Jeffrey T. Slovin(8) Executive Vice President and Chief Operating Officer of US Operations and Director	period from 4/1/06-9/30/06	172,050	1,169,934	(9)	—	—	7,366	(10)
	Fiscal year ended March 31
	2006	334,369	250,875		—	1,130,000	13,599
	2005	313,561	243,750		—	400,000	13,519
	2004	266,378	100,000		—	7,318	5,128
Theo Haar(11)(4) Executive Vice President Human Resources and Services	period from 4/1/06-9/30/06	132,908	152,116	(5)	—	—	7,396	(6)
Michael Stone(12) President of Schick Technologies, Inc.	period from 4/1/06-9/30/06	133,981	600,590	(13)	—	—	3,750	(14)
	Fiscal year ended March 31
	2006	257,808	187,500		—	75,000	5,317
	2005	243,578	187,500		—	150,000	5,146
	2004	224,700	68,552		—	6,851	5,023
Zvi N. Raskin, Esq.(15) Former Secretary and General Counsel of Schick Technologies, Inc.	period from 4/1/06-9/30/06	87,500	164,637		—	—	3,817	(14)
	Fiscal year ended March 31
	2006	231,255	27,577		—	7,000	5,755
	2005	195,152	17,198		—	5,800	4,605
	2004	235,532	13,530		—	7,111	5,068

       (1)Does not include other compensation if the aggregate amount thereof does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for the named officer.

       (2)Represents options to purchase shares of Common Stock granted pursuant to our 1996 Stock Option Plan.

       (3)Mr. Fischer became Chairman of the Board, President and Chief Executive Officer on June 20, 2006, upon completion of the Exchange.

       (4)Mr. Fischer, Ms. Blank and Mr. Haar were compensated in euros which were converted to dollars at an exchange rate of 1.2658, the average exchange rate for the reporting period.

       (5)The bonus amounts for Mr. Fischer, Ms. Blank and Mr. Haar represent six months of the bonus paid to such officers for the full fiscal year ending September 30, 2006.

       (6)Reflects car and housing allowance for the reporting period.

       (7)Ms. Blank became Executive Vice President and Chief Executive Officer on June 20, 2006, upon completion of the Exchange.

       (8)Mr. Slovin was Chief Executive Officer and President of the Company prior to the Exchange.

       (9)This amount consisted of a one-time bonus of $1,014,463 granted in connection with the Exchange.

(10)Reflects amounts contributed by the Company in the form of matching contributions to the Named Executive’s Savings Plan and a car allowance for the reporting period.

(11)Mr. Haar became Executive Vice President Human Resources and Services on June 20, 2006, upon completion of the Exchange.

(12)Mr. Stone was Executive Vice President of the Company prior to the Exchange.

(13)This amount consisted of a one-time bonus of $497,590 granted in connection with the Exchange.

(14)Reflects amounts contributed by the Company in the form of matching contributions to the Named Executive’s Savings Plan.

(15)Mr. Raskin was Secretary and General Counsel of the Company prior to the Exchange. Mr. Raskin entered into a transition and severance agreement with the Company on June 14, 2006. Pursuant to the agreement, Mr. Raskin remained employed as General Counsel of the Company through July 20, 2006. In addition, in accordance with the agreement, Mr. Raskin received the sum of $140,000, and his 16,855 unvested stock options vested in their entirety.

Stock Option Grants and Exercises

During fiscal 2006, no options were granted to our executive officers under the 1996 Stock Option Plan. The 1996 Stock Option Plan terminated as of April 22, 2006 and, as of September 30, 2006, options to purchase a total of 2,631,546 shares were outstanding under the 1996 Stock Option Plan. As of September 30, 2006, options to purchase a total of 7,000 shares were outstanding under the 1997 Stock Option Plan for Non-Employee Directors.

The following table provides aggregate information concerning the shares represented by outstanding options held by each of the named executive officers as of September 30, 2006.

Aggregated Option Exercises in Period from April 1, 2006 to September 30, 2006 and Fiscal Year-End Option Values

	Shares acquired on	Value realized	Number of securities underlying unexercised options at September 30, 2006		Value of unexercised in-the-money options at September 30, 2006(1)
Name	exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jost Fischer	—	—	—	—	—	—
Simone Blank	—	—	—	—	—	—
Jeffrey T. Slovin	190,035	$7,573,867	478,891	1,056,894	$9,589,716	$8,387,394
Theo Haar	—	—	—	—	—	—
Michael Stone	125,461	4,954,520	204,272	69,764	4,904,096	546,252
Zvi N. Raskin	9,855	228,705	—	—	—	—

(1)          Options are “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $ 32.93 per share, the closing price per share on September 29, 2006, and the exercise price of the option, multiplied by the applicable number of options.

Options Granted in Period from April 1, 2006 to September 30, 2006

Individual Grants
Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in fiscal year(1)	Exercise or base price ($/Sh)	Expiration date	Grant date value ($) (4)
Jost Fischer	—	—	—	—	—
Simone Blank	—	—	—	—	—
Jeffrey T. Slovin(2)	1,130,000	66.3%	$25.10	9/25/2015	$27,718,900
Theo Haar	—	—	—	—	—
Michael Stone(3)	75,000	4.4%	$25.10	9/25/2015	1,839,750
Zvi N. Raskin	—	—	—	—	—

(1)          On September 25, 2005, the Company granted employees options to purchase a total of 1,705,000 shares of Common Stock, of which 1,530,000 were subject to the closing of the Exchange. The Exchange closed on June 20, 2006.

(2)          On September 25, 2005, the Company granted 1,130,000 options to Mr. Slovin subject to the closing of the Exchange. The Exchange closed on June 20, 2006.

(3)          On September 25, 2005, the Company granted 75,000 options to Mr. Stone subject to the closing of the Exchange. The Exchange closed on June 20, 2006.

(4)          The Company uses the Black-Scholes valuation model to determine the grant date value. Assumption used to calculate the grant date value include:

Volatility	34%
Risk-free interest rate	3.73%
Time of exercise	6.25 years
Dividend yield	—

Employment, Change of Control and Severance Agreements

In April 2002, the Company entered into an indefinite employment agreement with Jost C. Fischer. Under the terms of this agreement, Mr. Fischer is employed as the Company’s Chief Executive Officer and President. Mr. Fischer’s annual base salary for FY 2006 was € 378,000($ 478,888 at an exchange rate of 1.2669 as of September 30, 2006). In addition to his base salary, Mr. Fischer is eligible to receive a yearly bonus based on the Company’s year-over-year “EVA” (earned value added) growth, as defined in the agreement. A portion of the bonus is paid within 60 days of the Company’s fiscal year end and the remainder is deferred. For the fiscal year ended September 30, 2006, the bonus earned equaled € 592,516 ($750,657, at an exchange rate of 1.2669 as of September 30, 2006) and the bonus paid equaled € 496,125 ($628,540 at an exchange rate of 1.2669 as of September 30, 2006). In addition, Mr. Fischer’s deferred bonus mainly from prior years in the amount of € 422,415 ($535,158 at an exchange rate of 1.2669 as of September 30, 2006) was paid in November/December 2006. The employment agreement may be terminated by the Company or Mr. Fischer upon one year’s notice.

In July 1999, the Company entered into an indefinite employment agreement with Simone Blank. Under the terms of this agreement, Mrs. Blank is employed as the Company’s executive vice president and chief financial officer. Ms. Blank’s annual base salary for FY 2006 was € 240,000 ($304,056, at an exchange rate of 1.2669 as of September 30, 2006). In addition to her base salary, Ms. Blank is eligible to receive a yearly bonus based on the Company’s year-over-year “EVA” (earned value added) growth, as defined in the agreement. A portion of the bonus is paid within 60 days of the Company’s fiscal year end and the remainder is deferred. For the fiscal year that ended September 30, 2006, the bonus earned equaled €334,400 ($423,651 at an exchange rate of 1.2669 as of September 30, 2006) and the bonus paid equaled €286,400 ($362,840, at an exchange rate of 1.2669 as of September 30, 2006). The employment agreement may be terminated by the Company or Ms. Blank upon two year’s notice. If Ms. Blank’s employment agreement were to be terminated as of January 1, 2007, she would be entitled to a deferred bonus in the amount of approximately € 278,250 ($352,515, at an exchange rate of 1.2669 as of September 30, 2006).

In June 2006, the Company entered into a new employment agreement with Jeffrey T. Slovin that superseded his prior employment and other compensatory arrangements. Pursuant to the new employment agreement, Mr. Slovin will serve as Executive Vice President of the Company and Chief Operating Officer of U.S. Operations. Throughout his employment, he will serve as a Director of the Company, subject to election by the shareholders. Mr. Slovin will receive an annual base salary of $337,000 until June 15, 2006 and $350,000 between June 16, 2006 and June 15, 2007. He is also eligible to receive a bonus in fiscal 2006 as set forth in his prior employment agreement. Options granted to Mr. Slovin under previous employment agreements vest immediately upon the closing of the Exchange. After the closing, options to purchase 1,130,000 shares of the Company’s Common Stock granted under a stock option agreement dated on or about September 25, 2005 vest immediately upon a change in control. Beginning in fiscal year 2007, Mr. Slovin is eligible to participate in a bonus plan to be developed for all senior executives of the Company. The new employment agreement will continue until June 15, 2007, and will automatically renew thereafter for successive periods of one year until terminated by the Company or Mr. Slovin by written notice to the other party at least 90 days prior to the end of the then current term. In the event that the Company terminates Mr. Slovin’s employment agreement without cause (as defined in the agreement), or Mr. Slovin terminates his employment with good reason (as defined in the agreement), in each case, Mr. Slovin will be entitled to receive severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 24 months and the bonus that he would have otherwise received during the year in which termination occurs.

In May 1998, the Company entered into an indefinite employment agreement with Theodor Haar. Under the terms of this agreement, Mr. Haar is employed as the Company’s executive vice president human resources and services. Mr. Haar’s annual base salary for FY 2006 was €210,000 ($266,050, at an exchange rate of 1.2669 as of September 30, 2006). In addition to his base salary, Mr. Haar was eligible to receive a yearly bonus based on the Company’s year-over-year “EVA” (earned value added) growth, as defined in the agreement. A portion of the bonus is paid within 60 days of the Company’s fiscal year end and the remainder is deferred. For the fiscal year that ended September 30, 2006 the bonus earned equaled to € 240,350 ($ 304,500, at an exchange rate of 1.2669 as of September 30, 2006) and the bonus paid equaled € 205,850 ($ 260,790, at an exchange rate of 1.2669 as of September 30, 2006). The employment agreement may be terminated by the Company or Mr. Haar upon two year’s notice. If Mr. Haar’s employment agreement were to be terminated as of January 1, 2007, he would be entitled to a deferred bonus in the amount of approximately € 198,750 ($251,796, at an exchange rate of 1.2669 as of September 30, 2006).

In June 2006, the Company entered into a new employment agreement with Michael Stone, which supersedes in the entirety the existing employment and other compensatory arrangements with Mr. Stone. Pursuant to the new employment agreement, Mr. Stone will serve as Vice President of the Company and President of its New York-based operating subsidiary. He will report to the Executive Vice President and Chief Operating Officer of U.S. Operations. He will receive an annual base salary of $275,000 until December 15, 2007. Mr. Stone is also eligible to participate beginning in fiscal 2007 in a bonus plan to be developed for all senior executives of the Company. Options to purchase 75,000 shares of the Company’s Common Stock began to vest upon the closing of the Exchange but will vest immediately upon a change in control. The new employment agreement will continue until December 15, 2007, and will automatically renew thereafter for successive periods of one year until terminated by the Company or Mr. Stone by written notice to the other party at least 90 days prior to the end of the then current term. In the event that the Company terminates Mr. Stone’s employment agreement without cause (as defined in the agreement), or Mr. Stone terminates his employment for good reason (as defined in the agreement), in each case, he will be entitled to receive severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 12 months and a bonus that he would have otherwise received during the year in which termination occurs.

In June 2006, the Company entered into a transition and severance agreement with Zvi Raskin. Pursuant to the agreement, Mr. Raskin remained employed as General Counsel of the Company through July 20, 2006. In accordance with the agreement, Mr. Raskin received the sum of $140,000, and his 16,855 unvested stock options vested in their entirety.

Report of the Executive Compensation Committee of the Board of Directors

Compensation Philosophy: We do business in a competitive and dynamic industry. Our continued success in such an environment depends, in part, on our ability to attract and retain talented senior executives. We must provide executives with long- and short-term incentives to maximize corporate performance, and reward successful efforts to do so. As a result, the Executive Compensation Committee’s compensation policies are designed to:

(i)            Provide a competitive level of compensation to attract and retain talented management;

(ii)        Reward senior executives for corporate performance;

(iii)    Align the interests of senior executives with our stockholders in order to maximize stockholder value;

(iv)      Motivate executive officers to achieve our business objectives; and

(v)          Reward individual performance.

To achieve these compensation objectives, the Executive Compensation Committee has developed compensation packages for senior executive officers generally consisting of base salary, awards of stock options and, in certain cases, bonus arrangements.

Base Salary. We seek to pay competitive salaries to executive officers commensurate with their qualifications, duties and responsibilities. In conducting salary reviews, the Executive Compensation

Committee considers each individual executive officer’s achievements during the prior fiscal year in meeting our financial and business objectives, as well as the executive officer’s performance of individual responsibilities and our financial position and overall performance.

Option Grants. The Executive Compensation Committee believes that equity ownership by executive officers provides incentive to build stockholder value and aligns the interests of our officers with its stockholders. The Executive Compensation Committee typically recommends or awards an option grant upon hiring executive officers or within one year of their date of hire, subject to a maximum four-year vesting schedule. After the initial stock option grant, the Executive Compensation Committee periodically considers additional grants. Options are granted at the then-current market price for our Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price during the period in which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, his or her level of cash compensation, the contribution the officer is expected to make to us and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Executive Compensation Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive’s performance during the year and his or her expected contributions in the succeeding year. The Executive Compensation Committee also believes that periodic option grants provide incentives for executive officers to remain with us.

Bonuses. The Executive Compensation Committee believes that performance bonuses can serve an important function by adding a short-term performance-based incentive to an executive’s compensation package.

As a result of the Exchange, the Executive Compensation Committee is exploring the implementation of a unified Executive Compensation structure. However, due to the timing of the Exchange our Executive Officers were subject to two different bonus compensation structures. Mr. Fischer, Ms. Blank and Mr. Haar were eligible to receive a bonus under the “EVA” (earned value added) calculation. Certain non-executive employees are also eligible under the EVA calculation.  This EVA calculation is based on the year over year growth of the Company.   Mr. Slovin and Mr. Stone were eligible for bonuses based on the Company’s modified Earning Per Share (“EPS”) calculation based on the operating results of the Company’s subsidiary Schick Technologies, Inc. The awards to the participating executives are a measure of the Company’s performance for the period from April 1, 2006 until September 30, 2006.

Modification of Compensation Policies. The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to our executive officers. The Compensation Committee has analyzed the impact of this provision of the tax law on our compensation policies, has determined that historically the effect of this provision on the taxes paid by us has not and would not have been significant and has decided for the present not to modify our compensation policies based on such provision. In the event that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

From the members of the Executive Compensation Committee of Sirona Dental Systems, Inc.:

Timothy P. Sullivan, Chairman
William K. Hood
Harry M. Jansen Kaemer, Jr.

Compensation Committee Interlocks and Insider Participation

None of the members of the Executive Compensation Committee is an officer or employee, or former officer or employee, of our company or any of our subsidiaries. No interlocking relationship existed during the fiscal year ended September 30, 2006, between the members of our Board of Directors or Executive

Compensation Committee and the board of directors or compensation committee of any other company, nor had any such interlocking relationship existed in the past.

Performance Measurement Comparison

The following graph compares the Company’s cumulative stockholder return on its Common Stock with the return on the Russell 2000 Index and the Dow Jones US Medical Equipment Index from March 31, 2001 through September 30, 2006, the end of the Company’s fiscal year. The graph assumes investments of $100 on March 30, 2001, the last trading day of that fiscal year, in the Company’s Common Stock, the Russell 2000 Index and the US Medical Equipment Index and assumes the reinvestment of all dividends.

COMPARISON OF 66 MONTHS CUMULATIVE TOTAL RETURN*
Among Sirona Dental Systems, Inc., The Russell 2000 Index
And The Dow Jones US Medical Equipment Index

* $100 invested on 3/31/01 in stock or index-including reinvestment of dividends.

Fiscal year ending September 30. Please note: We changed our fiscal year end from March 31 to September 30 as a result of the Exchange.

	3/31/01	3/31/02	3/31/03	3/31/04	3/31/05	3/31/06	6/21/06	9/30/06
Sirona Dental Systems, Inc.	100.00	252.94	503.53	1182.35	2029.41	5870.59	5308.64	4113.26
Russell 2000	100.00	113.98	83.25	136.39	143.77	180.93	171.84	172.59
Dow Jones US Medical Equipment	100.00	105.61	108.89	141.42	148.70	154.91	140.35	142.63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Service Agreements

Sirona, MDP IV Offshore GP, LP and Harry M. Jansen Kraemer Jr. were parties to a service agreement in connection with the MDP transaction. This agreement provides for a one-time payment of €10,000,000 ($12,000,000) from Sirona to the other two parties for advice, support for negotiating the purchase agreement, preparation of financial models and projections and due diligence services for Sirona related to the MDP Transaction. The payment was made in the three month period ended September 30, 2005.

Sirona and Luxco have entered into an advisory services agreement that terminates on October 1, 2008, but may be extended year by year with agreement of the parties. Under the agreement, which became effective October 1, 2005, Sirona will pay an annual fee to Luxco of €325,000 (approximately $400,000), and Luxco will provide to Sirona certain advisory services regarding the structure, terms and condition of debt offerings by Sirona, financing sources and options, business development and other services. The annual payment is made on the first business day after October 1 during the term of the agreement, with the first payment being made in October 2006 for services provided over the prior year.

Registration Rights Agreement

We are parties to a Registration Agreement with Luxco granting Luxco registration rights with respect to the shares it received in the Exchange. Any group of holders of at least a majority of the securities with registration rights may require us to register all or part of their shares three times on a Form S-1 or an unlimited number of times on a Form S-3, provided that, in the case of a registration on Form S-3, the aggregate offering value of the securities to be registered must equal at least $20 million. In addition, the holders of securities with registration rights may require us to include their shares in future registration statements that we file, subject to reduction at the option of the underwriters of such an offering. Upon any of these registrations, these shares will be freely tradable in the public market without restriction. We will be obligated under the Registration Agreement to pay the registration expenses incurred in connection with any registration, qualification or compliance relating to the exercise of a holder’s registration rights, other than underwriting discounts and commissions. Additionally, we will agree to indemnify and hold harmless holders (and their affiliates) of registrable securities covered by a registration statement against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the holders (or their affiliates) may be required to make because of any of those liabilities. We will also agree not to modify the terms and conditions of the existing registration rights agreement or grant registration rights that could adversely affect a holder’s registration rights under the Registration Agreement without the prior written consent of holders of at least a majority of the securities with registration rights. We have granted Greystone Funding Corp. and Mr. Slovin similar registration rights.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Sirona’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Legal Department, Sirona Dental Systems, Inc., 30-00 47th Avenue, Long Island City, New York, New York 11101 or contact Gregory Leahy, Esq. at (718) 482-2011. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

SOLICITATION OF PROXIES

The Company is paying the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders.

PROPOSALS FOR THE 2007 ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2007 Annual Meeting of Stockholders and to be included in the Company’s proxy statement must be received at the Company’s executive office at 30-00 47th Avenue, Long Island City, New York 11101, no later than the close of business on October 8, 2007. Proposals should be sent to the attention of the Secretary. Pursuant to the Company’s By-laws, in order for business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting not less than ninety days prior to the date of such meeting; provided, however, that if less than ninety days’ notice or prior public disclosure of the date of such meeting is given to stockholders or made, the stockholder must give such written notice no later than the close of business on the tenth (10th) day following the day on which notice or public disclosure of the date of such meeting is given or made. Each such notice should be sent to the attention of the Company’s Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s By-laws.

GENERAL

The Company’s Annual Report for the fiscal year ended September 30, 2006 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not part of the soliciting materials.

The information set forth in this Proxy Statement under the captions “Report of the Executive Compensation Committee”, “Report of the Audit Committee” and “Performance Measurement Comparison” shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly incorporates such information by reference, or (ii) “soliciting material” or to be “filed” with the SEC.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gregory P. Leahy
Secretary

January 26, 2007

A copy of Sirona’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 is available without charge upon written request to: Corporate Secretary, Sirona Dental Systems, Inc., 30-00 47th Avenue, Long Island City, New York, 11101.

Appendix A

SIRONA DENTAL SYSTEMS, INC.
EQUITY INCENTIVE PLAN

1.   Purpose.

This plan shall be known as the Sirona Dental Systems, Inc.Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Sirona Dental Systems, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, performance awards or any combination of the foregoing may be made under the Plan.

2.   Definitions.

(a)   “Board of Directors” and “Board” mean the board of directors of the Company.

(b)   “Cause” shall, with respect to any participant, have the equivalent meaning as the term “cause” or “for cause” in any employment, consulting, or independent contractor’s agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean the occurrence of one or more of the following events:

(i)          Conviction of any felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)        Deliberate or reckless conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise, or any other serious misconduct of such a nature that the participant’s continued relationship with the Company or a Subsidiary may reasonably be expected to adversely affect the business or properties of the Company or any Subsidiary; or

(iii)       Willful refusal to perform or reckless disregard of duties properly assigned, as determined by the Company; or

(iv)        Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

For purposes of this Section 2(b), any good faith determination of “Cause” made by the Committee shall be binding and conclusive on all interested parties.

(c)   “Change in Control” means the occurrence of one of the following events:

(i)          if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares or the combined voting power of the then outstanding securities of the Company; or

(ii)        during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)       the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)        the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d)   “Code”  means the Internal Revenue Code of 1986, as amended.

(e)   “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

(f)   “Common Stock” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g)   “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 2% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years with the Company or any Subsidiaries.

(h)   “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or any agreement between the eligible participant and the Company as otherwise determined by the Committee.

(i)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)   “Exempt Person” means (i) MDCP IV Global Investments LP and its affiliates, (ii) any person, entity or group controlled by or under common control with any party included in clause (i), or (iii) any employee benefit plan of the Company or any Subsidiary, or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary.

(k)   “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(l)   “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the The Nasdaq Stock Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(m)                   “Good Reason” shall, with respect to any participant, have the equivalent meaning as the term “good reason” or “for good reason” in any employment, consulting, or independent contractor’s agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean (i) the assignment to the participant of any duties materially inconsistent with the participant’s duties or responsibilities as assigned by the Company (or a Subsidiary), or any other action by the Company (or a Subsidiary) which results in a material diminution in such duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent actions not taken in bad faith and which are remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; (ii) any material failure by the Company (or a Subsidiary) to make any payment of compensation or pay any benefits to the participant that have been agreed upon between the Company (or a Subsidiary) and the participant in writing, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; or (iii) the Company’s (or Subsidiary’s) requiring the participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of award, except for travel reasonably required in the performance of the participant’s responsibilities.

(n)   “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(o)   “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(p)   “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(q)   “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(r)   “Performance Award” means a right, granted to a participant under Section 12 hereof, to receive awards based upon performance criteria specified by the Committee.

(s)   “Performance Goals” means goals established by the Committee as contingencies for Performance Awards to vest and/or become exercisable or distributable.

(t)   “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(u)   “Share” means a share of Common Stock that may be issued pursuant to the Plan.

(v)   “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.   Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken  or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.   Shares Available for the Plan; Limit on Awards.

Subject to adjustments as provided in Section 19, the number of Shares that may be issued pursuant to the Plan as awards shall not exceed in the aggregate 2,275,000. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 21 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

Subject to adjustment as provided in Section 19, the maximum number of Shares with respect to which (i) Incentive Stock Options, Non-Qualified Stock Options and SARs, (ii) Performance Awards that vest only if the Participant achieves Performance Goals established by the Committee in accordance with Section 162(m) of the Code or (iii) any combination of (i) and (ii), may be granted during any calendar year to any participant shall be 750,000 Shares.

5.   Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director  or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs  alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.   Incentive and Non-qualified Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a)   Price.   The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, except that in the case of the grant of any Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b)   Payment.   Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise  price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option (except pursuant to any Reload Option (as defined below) with respect to any such withheld Shares).

(c)   Terms of Options.   The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d)   Limitations on Grants.   If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e)   Termination.

(i)   Death or Disability.   Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii)   Retirement.   Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii)   Discharge for Cause.   Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv)   Other Termination.   Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f)   Grant of Reload Options.   The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option  (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements, provided, however, that the Committee may not provide for the grant of any Reload Option that would be treated as providing for a deferral of compensation pursuant to Code § 409A. Except to the extent required for a Reload Option to be treated as not providing for a deferral of compensation pursuant to Code § 409A, the terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

(g)   Options Exercisable for Restricted Stock.   The Committee shall have the discretion to grant options which are exercisable for Shares of restricted stock. Should the participant cease to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary while holding such Shares of restricted stock, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those Shares of restricted stock. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

7.   Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify, but no SAR shall be exercisable in whole or in part more than ten years from the date it is granted. The exercise price of each SAR shall be established by the Committee and shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable.   The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8.   Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

At such time as a participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.   Deferred Shares.

The Committee is authorized to grant deferred Shares to participants, which are rights to receive Shares, cash, or a combination thereof at the end of a specified deferral period, subject to terms and conditions as the Committee may specify, but only to the extent that such grant of deferred Shares are treated as not providing for a deferral of compensation pursuant to Code § 409A.

Except as would cause a grant of deferred Shares to be treated as providing for a deferral of compensation pursuant to Code § 409A, satisfaction of an award of deferred Shares shall occur upon expiration of the deferral period specified for such deferred Shares by the Committee (or, if permitted by the Committee, as elected by the participant), and deferred Shares shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of Performance Goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Share awards may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the deferred Share award, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of an award of deferred Shares, an award of deferred shares carries no voting or dividend or other rights associated with share ownership.

Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the award agreement evidencing the deferred Shares), the participant’s deferred Shares that are at that time subject to deferral (other than a deferral at the election of the participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to deferred Shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of deferred Shares.

10.   Dividend Equivalents.

The Committee is authorized to grant dividend equivalents to a participant entitling the participant to receive cash, Shares, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock of the Company, or other periodic payments, but only to the extent that such grant of dividend equivalents are treated as not providing for a deferral of compensation pursuant to Code § 409A. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. The Committee may provide that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock of the Company, awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

11.   Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law and the requirements of Code § 409A, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock of the Company, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration (including without limitation loans from the Company or a Subsidiary to the extent permissible under the Sarbanes Oxley Act of 2002 and other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted pursuant to this Section 11.

12.   Performance Awards.

The Committee is authorized to make Performance Awards payable in cash, Shares, or other awards, on terms and conditions established by the Committee, subject to the provisions of this Section 12, but only to the extent that such grant of Performance Awards are treated as not providing for a deferral of compensation pursuant to Code § 409A.

The Performance Goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, or such other personal or business goals and objectives, as the Committee shall determine. Such Performance Goals are to be specified in the relevant award agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company, any of its Subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Performance Goals may differ for Performance Awards granted to any one participant or to different participants.

Achievement of Performance Goals in respect of such Performance Awards shall be measured over any performance period determined by the Committee. During the performance period, the Committee shall have the authority to adjust the Performance Goals and objectives for such performance period for such reasons as it deems equitable.

The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a Performance Goal or goals during the given performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

Settlement of Performance Awards shall be in cash, Shares, other awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of the participant’s employment or service prior to the end of a performance period or settlement of Performance Awards.

13.   Change in Control.

Unless otherwise determined by the Committee or as would cause any grant or award to be treated as a deferral of compensation pursuant to Code § 409A, if there is a Change in Control of the Company and a participant’s employment or service as a director, officer, or employee ofthe Company or a Subsidiary, is terminated (1) by the Company without Cause, (2) by reason of the participant’s death, Disability, or Retirement, or (3) by the participant for Good Reason, within twelve months after such Change in Control:

(i)    any award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, and shall remain so for up to 180 days after the date of termination (but in no event after the expiration date of the award), subject to applicable restrictions;

(ii)   any restrictions, deferral of settlement, and forfeiture conditions applicable to any other award granted under the Plan shall lapse and such awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the participant, and subject to applicable restrictions; and

(iii)with respect to any outstanding Performance Award, the Committee may, within its discretion, deem the Performance Goals and other conditions relating to the Performance Award as having been met as of the date of the Change in Control.

Notwithstanding the foregoing, or any other provision of this Plan to the contrary, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

14.   Withholding Taxes.

(a)   Participant Election.   Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 14(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)   Company Requirement.   The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 14(a) or this Section 14(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

15.   Written Agreement; Vesting.

Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, and 8 in connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

16.   Transferability.

Unless the Committee determines otherwise, no option, SAR, performance award or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award or restricted stock granted under the Plan and transferred as permitted by this Section 16, and any transferee of any such option, SAR, performance award or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

17.   Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

18.   Transfers Between Company and Subsidiaries.

The transfer of an employee, consultant or independent contractor from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment or services; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

19.   Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, SARs, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs, performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash), but only to the extent that such assumption or cancellation is not treated as providing for a deferral of compensation pursuant to Code § 409A.

20.   Amendment and Termination of the Plan.

The Board of Directors or the Committee, without  approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

21.   Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, any reduction in the exercise price of any options or SARs awarded under the Plan or any acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan. Further, (i) in the case of any option, SAR or other grant that immediately prior to the proposed amendment or substitution was not treated as providing for a deferral of compensation pursuant to Code § 409A, no amendment or substitution shall cause such option, SAR or other grant to be treated as providing for such a deferral of compensation and (ii) in the case of any grant that immediately prior to the proposed amendment or substitution prompting the adjustment was treated as providing for a deferral of compensation that complies with the requirements of Code § 409A, no amendment or substitution shall cause the deferral of compensation pursuant to such grant to fail to comply with the requirements of Code § 409A.

22.   Other Tax Matters.

If payment or provision of any amount or benefit hereunder at the time specified in this Plan would subject such amount or benefit to any additional tax under Section 409A of the Code, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or the provision of such amount or benefit could be made without incurring such additional tax. Without limiting the generality of the immediately preceding sentence, if payment or provision of any amount or benefit hereunder at the time specified in this Plan would fail to comply with the provisions of Section 409A of the Code because a Participant are treated as a “specified” employee (within the meaning of Section 409A(a)(2)(B)(i) of the Code), then such amount or benefit shall not be paid or provided at the time otherwise specified in this Agreement, but instead shall be paid or provided on the date that is six months after the date of separation from service (or, if earlier, the date of Participant’s death).

Notwithstanding anything in Sections 19, 20 and 21 to the contrary, (i) in the case of any option, SAR or other grant that immediately prior to the event prompting the adjustment was not treated as providing for a deferral of compensation pursuant to Code § 409A, no adjustment, amendment or termination shall cause such option, SAR or other grant to be treated as providing for such a deferral of compensation and (ii) in the case of any grant that immediately prior to the event prompting the adjustment was treated as providing for a deferral of compensation that complies with the requirements of Code § 409A, no adjustment, amendment or termination shall cause the deferral of compensation pursuant to such grant to fail to comply with the requirements of Code § 409A.

All grants made under this Plan are intended to avoid the inclusion of amounts with respect to any grants as deferred compensation of any Participant under Code § 409A. However, neither the Company nor any of its Affiliates makes or shall make any representations or warranties with respect to the application of Code § 409A to the grants, and by the acceptance of any grant, each Participant agrees to accept the potential application of Code § 409A to the grant and any other tax consequences of the issuance, vesting, ownership, exercise, modification, adjustment and disposition of the grant and agrees that the Company and its Affiliates will have no liability to the Participant with respect thereto.

23.   Commencement Date; Termination Date.

The date of commencement of the Plan shall be December 6, 2006, subject to approval by the stockholders of the Company. If required by the Code, the Plan will also be subject to reapproval by the stockholders of the Company prior to the fifth anniversary of such commencement date.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on the tenth anniversary of the date of commencement. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

24.   Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

25.   Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

SIRONA DENTAL SYSTEMS, INC.

PROXY

Annual Meeting of Stockholders
February 27, 2007

(Solicited On Behalf Of the Board of Directors)

The undersigned stockholder of Sirona Dental Systems, Inc. hereby constitutes and appoints Gregory Leahy as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Sirona Dental Systems, Inc. (the “Company”) to be held at the Marriot New York East Side, 525 Lexington Avenue, New York, New York 10017 on Tuesday, February 27, 2007 at 10:00 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE ELECTION OF A DIRECTOR AND FOR EACH OF THE
FOLLOWING PROPOSALS.

1.	Election of three directors nominated by the Board of Directors.
☐	FOR the nominees listed	☐	WITHHOLD AUTHORITY
below(except as indicated to	to vote for the nominees
the contrary below)	listed below
Simone Blank
Timothy D. Sheehan
Timothy P. Sullivan

2.	To ratify the Sirona Dental Systems, Inc. Equity Incentive Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.

Proposal to ratify the selection of KPMG Deutsche Treuhand-Gesellschaft, Aktiengesellschaft, Wirtschaftspruefungsgesellschaft, Germany as the Company’s independent auditor for the fiscal year ending September 30, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In his discretion, upon such other matters as may properly come before the meeting.

Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying such Notice and the Annual Report to stockholders for the fiscal year ended September 30, 2006.

, 2007
Date	Stockholder(s) signature(s)
, 2007
Date	Stockholder(s) signature(s)

Note: If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

ANNUAL MEETING OF STOCKHOLDERS OF

SIRONA DENTAL SYSTEMS, INC.

February 27, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of three directors nominated by the Board of Directors.			2. To ratify the Sirona Dental Systems, Inc. Equity Incentive Plan.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES	NOMINEES: Simone Blank	3. Proposal to ratify the selection of KPMG Deutsche Treuhand- Gesellschaft, Aktiengesellschaft, Wirtschaftspruefungsgesellschaft,	☐	☐	☐
	WITHHOLD AUTHORITY	Timothy D. Sheehan Timothy P. Sullivan	Germany as the Company's independent auditor for the fiscal year ending September 30, 2007.
FOR ALL NOMINEES
4. In his discretion, upon such other matters as may properly come before the meeting.
FOR ALL EXCEPT
(See instructions below)

Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying such Notice and the Annual Report to stockholders for the fiscal year ended September 30, 2006.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF A DIRECTOR AND FOR EACH OF THE PROPOSALS LISTED HEREIN.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SIRONA DENTAL SYSTEMS, INC.

PROXY

Annual Meeting of Stockholders
February 27, 2007
(Solicited On Behalf Of the Board of Directors)

The undersigned stockholder of Sirona Dental Systems, Inc. hereby constitutes and appoints Gregory Leahy as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Sirona Dental Systems, Inc. (the “Company”) to be held at the Marriot New York East Side, 525 Lexington Avenue, New York, New York 10017 on Tuesday, February 27, 2007 at 10:00 a.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

SIRONA DENTAL SYSTEMS, INC.

February 27, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
- OR-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-	ACCOUNT NUMBER
9437) from any touch-tone telephone and follow the
instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of three directors nominated by the Board of Directors.			2. To ratify the Sirona Dental Systems, Inc. Equity Incentive Plan.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES	NOMINEES: Simone Blank	3. Proposal to ratify the selection of KPMG Deutsche Treuhand- Gesellschaft, Aktiengesellschaft, Wirtschaftspruefungsgesellschaft,	☐	☐	☐
	WITHHOLD AUTHORITY	Timothy D. Sheehan Timothy P. Sullivan	Germany as the Company's independent auditor for the fiscal year ending September 30, 2007.
FOR ALL NOMINEES
4. In his discretion, upon such other matters as may properly come before the meeting.
FOR ALL EXCEPT
(See instructions below)

Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying such Notice and the Annual Report to stockholders for the fiscal year ended September 30, 2006.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF A DIRECTOR AND FOR EACH OF THE PROPOSALS LISTED HEREIN.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.